Exhibit 10.5

[[***]] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [[***]], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made this 8th day of January, 2021, between ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”).

Building:	14 TW Alexander Drive, Durham, North Carolina

Premises:	The entire Building containing approximately 173,820 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building is located, together with all existing and future improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	Initially, $32.00 per rentable square foot of the Premises per year. Base Rent shall be subject to adjustment pursuant to Section 4 hereof.
Rentable Area of Premises: 173,820 sq. ft.
Rentable Area of Project: 173,820 sq. ft.
Tenant’s Share of Operating Expenses: 100%
Security Deposit: $2,781,120.00
Target Commencement Date: January 1, 2021
Rent Adjustment Percentage: 3.0%

Base Term:	Beginning on the Commencement Date and ending 198 months from the first day of the first full month following the Commencement Date. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:	Bio-manufacturing, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 97583	26 North Euclid Avenue
Dallas, TX 75397-5383	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address
800 Saginaw Drive
Redwood City, CA 94063
Attention: Steve Dahl, Senior Director of Facilities

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With a Copy To:
800 Saginaw Drive
Redwood City, CA 94063
Attention: Christopher Baldwin, Senior Corporate Counsel
The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X]	EXHIBIT A - PREMISES DESCRIPTION	[X]	EXHIBIT B - DESCRIPTION OF PROJECT
[X]	EXHIBIT C - WORK LETTER	[X]	EXHIBIT D - COMMENCEMENT DATE
[X]	EXHIBIT E - RULES AND REGULATIONS	[X]	EXHIBIT F - TENANT’S PERSONAL PROPERTY
[X]	EXHIBIT G - MAINTENANCE OBLIGATIONS	[X]	EXHIBIT H - ACLSD PROJECT
[X]	EXHIBIT I - INTENTIONALLY OMITTED	[X]	EXHIBIT J - FORM OF LEASE GUARANTY
1.    Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements (as defined in Section 7), the performance by Landlord of any installation, maintenance or repairs for which Landlord is responsible under this Lease, or any other temporary interruptions, and otherwise subject to the terms of this Lease.
2.    Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date for Tenant’s construction of the Tenant Improvements (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure (as defined in Section 34) delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the term “Tenant Improvements” shall have the meaning set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 10 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.
The “Commencement Date” shall be date Landlord Delivers the Premises to Tenant. The “Rent Commencement Date” shall be the date that is 18 months after the Commencement Date. The period commencing on the Commencement Date through the day immediately preceding the Rent Commencement Date may be referred to herein as the “Abatement Period.” Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 39 hereof.
For a period of 60 days following Landlord’s substantial completion of Landlord’s Work (as defined in the Work Letter) with respect to any particular Building System (as defined in Section 13) required to be delivered as part of Landlord’s Work, Landlord shall, at its sole cost and expense (which

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shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to such Building System, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.
Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Premises in their condition as of the Commencement Date subject to applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any access to or occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.
Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.
3.    Rent.
(a)    Base Rent. Base Rent for the month in which Rent Commencement Date occurs (or, if the Rent Commencement Date does not occur on the first day of a calendar month, Base Rent for the first full calendar month following the Rent Commencement Date) and the Security Deposit shall be due and payable concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, or, to the extent elected by Tenant, via federally insured wire transfer (including ACH) pursuant to the wire instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease. If Tenant fails to pay the full amount due for Rent under this Lease for any month, Landlord may apply any partial payment of Rent made by Tenant to the outstanding balance due in any manner Landlord determines, in its sole and absolute discretion.
(b)    Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the date that is 12 months after the Commencement Date (the “OPEX Commencement Date”), Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.    Base Rent Adjustments.
(a)    Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Commencement Date (provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Commencement Date) (each an

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“Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. For the avoidance of doubt, on the Rent Commencement Date, the rate of Base Rent payable under this Lease shall be $32.96 per rentable square foot of the Premises per year. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
(b)    Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Rent Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Additional Tenant Improvement Allowance or any portion(s) thereof (“TI Rent”). Any TI Rent remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.
5.    Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but not more than twice in any calendar year). Commencing on the OPEX Commencement Date, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, (v) Taxes (as defined in Section 9), (w) capital repairs, improvements and replacements amortized over the useful life of such capital repairs, improvements and replacements as reasonably determined by Landlord taking into account all relevant factors including the 24/7 operation of the Building, (x) the Project Amenities Share of the ACLSD Amenities Operating Expenses (as defined in Section 41 below), (y) costs related any parking areas serving the Project, and (z) the costs of Landlord’s third party property manager (not to exceed 3.0% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent (provided that during the portion of the Abatement Period following the OPEX Commencement Date, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period)), excluding only:
(a)    the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;
(b)    capital expenditures for expansion of the Project;
(c)    interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;
(d)    depreciation of the Project (except for capital improvements, the amortized cost of which are includable in Operating Expenses);
(e)    advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(f)    legal and other expenses incurred in the negotiation or enforcement of leases;

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(g)    completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(h)    costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(i)    salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;
(j)    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(k)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(l)    costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(m)    penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(n)    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(o)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(p)    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(q)    costs incurred in the sale or refinancing of the Project;
(r)    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(s)    any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Project for which Tenant is not responsible under this Lease;

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(t)    any Operating Expenses incurred prior to the Opex Commencement Date; and
(u)    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.
In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such capital items, or (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.
Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.
Following the date that is 18 months after Landlord’s delivery of an Annual Statement to Tenant, Tenant shall not be responsible for the payment of items of Operating Expenses not reflected in such Annual Statement, except for Taxes for which Tenant is responsible under this Lease and/or any costs for which Landlord is billed after the expiration of such 18 month period.
The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally or nationally recognized public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense except as expressly provided below), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with

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respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.
“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share of Operating Expenses. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
6.    Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 business days after written demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.
If, as of the expiration of the expiration of the 84th month after the Rent Commencement Date, (i) Tenant is not then in Default under this Lease, and (ii) Tenant has not been in Default under at any time during the Term (collectively, the “Reduction Requirements” and each a “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to 3 months of the then-current Base Rent (the “Reduced Security Deposit”). If Tenant delivers a written request to Landlord for such reduction of the Security Deposit then, so long as the Reduction Requirements have been satisfied, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit. If the Security Deposit is reduced as provided in this paragraph, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.

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If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
7.    Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. The Permitted Use as defined in this Lease will not result in the voidance of or an increased insurance risk or cause the disallowance of any sprinkler or other credits with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand (and delivery of reasonable supporting documentation) for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into the Common Areas of the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project.
Landlord shall be responsible, at Landlord’s cost and not as part of Operating Expenses, for the compliance of the Common Areas of the Project with Legal Requirements (including the ADA) as of the Commencement Date. Subject to the terms of the immediately preceding sentence, following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s particular use of the Premises, the Tenant Improvements or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the Premises or the Project that are required by Legal Requirements related to Tenant’s particular use or occupancy of the Premises, The Tenant Improvements or Tenant’s Alterations. Notwithstanding any other provision herein to the contrary, subject to the terms of this paragraph, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in

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investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises, the Tenant Improvements or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with Tenant’s breach of this sentence.
Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees, at no material cost or expense to Tenant, to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.    Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (x) 125% of Rent in effect during the last 30 days of the Term of the first 30 days of such hold over, and (y) thereafter, 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.    Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to

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improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
If Tenant determines that, based on the type of research conducted by Tenant, it is eligible for state or local tax incentives with respect to the Premises, Landlord agrees that Tenant may apply to the appropriate Governmental Authority to obtain a tax incentives for the Premises and Landlord shall, at no cost or expense to Landlord, reasonably cooperate with Tenant’s submission of such application and submit such application required to be submitted by Landlord in connection with Tenant’s application, if any. At its own expense and in its own name, Tenant may contest and review by legal proceedings any denial by such Governmental Authority or any court of competent jurisdiction of the grant of incentives for the Premises during the Term. If Tenant exercises this right, Landlord agrees to reasonably cooperate in the legal proceedings, at no cost or expense to Landlord. As used herein, “legal proceedings” shall include, but not be limited to, appropriate appeals of all administrative and judicial determinations and judgments, decrees, orders and certiorari proceedings and appeals of orders therein, including appeals to the court of last resort. Tenant agrees to indemnify and hold Landlord harmless from any costs or expenses Landlord may incur in connection with any Tenant application for tax incentives, Landlord’s cooperation with such application as provided for above and any such legal proceedings. If Tenant receives a tax incentive in the form of a tax credit, exemption or refund, (i) and Tenant has paid real property taxes to Landlord, Tenant shall be entitled to be refunded or reimbursed for any real property taxes actually paid by Tenant to Landlord within a reasonable period following Landlord’s receipt of a refund thereof from the taxing authority, or (ii) Tenant has paid real property taxes directly to the taxing authority, Tenant shall be entitled to any refunds thereof paid directly by the taxing authority.
10.    Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost during the Term, to use 343 parking spaces at the Project. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.
11.    Utilities, Services. Commencing on the Commencement Date, Tenant shall contract directly with utility providers for all water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and janitorial, and refuse and trash collection for the Premises (“Utilities”) required and/or utilized by Tenant during the Term. Tenant shall pay directly to such Utility providers prior to delinquency for all such Utilities furnished to Tenant or the Project during the Term and shall pay for all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. To the extent that any Utilities, maintenance charges for Utilities, any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, or any taxes, penalties, surcharges or similar charges are paid for by Landlord, Tenant shall reimburse Landlord for such costs. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease, or, except as otherwise expressly provided in the immediately following paragraph, the abatement of Rent.
Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal

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operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.
Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.
12.    Alterations and Tenant’s Property. Following the Substantial Completion (as defined in the Work Letter) of the Tenant Improvements, any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct cosmetic, nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $100,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord shall use reasonable efforts to respond to any such request for approval within 10 business days after Tenant’s delivery of such request along with the items required pursuant to the immediately preceding sentence. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the actual, reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration (not to exceed 2% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration) to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration,

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Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
With respect to any Alterations exceeding $100,000, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens. With respect to all Alterations, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.
Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord shall, if requested in writing by Tenant at the time Landlord’s approval of an Installation is requested or at the time it delivers notice to Landlord of a Notice-Only Alteration, notify Tenant in writing at such time whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.
For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for all or in part with the TI Allowance, or otherwise paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.
13.    Landlord’s Repairs. Landlord shall, at Landlord’s sole expense (and not as an Operating Expense), be responsible for capital repairs and replacements of the roof (not including the roof membrane), exterior walls and foundation of the Building (“Structural Items”) unless the need for such repairs or replacements is caused by Tenant or any Tenant Parties, in which case Tenant shall bear the full cost to repair or replace such Structural Items. Landlord shall, as an Operating Expense, be responsible for the routine maintenance and repair of such Structural Items. Landlord, as an Operating Expense, shall maintain, repair and replace the roof membrane and all of the exterior, parking and other Common Areas of the Project outside the Building, and the Building systems serving the Premises, including HVAC, plumbing, fire sprinklers (“Building Systems”), in good repair, reasonable wear and tear

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and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, to give Tenant 72 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to coordinate any stoppage of Building Systems with Tenant to minimize interference with Tenant’s operations in the Premises. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair within a reasonable period. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or, except for the self-help rights provided for in Section 31 below, to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.    Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant written notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s written notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 15 business days after demand therefor; provided, however, that if such failure by Tenant creates or could reasonably create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.
Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the maintenance and repair obligations for the Premises shall be allocated between Landlord and Tenant as set forth on Exhibit G attached hereto. The maintenance obligations allocated to Tenant pursuant to Exhibit G (the “Tenant Maintenance Obligations”) shall be performed by Tenant at Tenant’s sole cost and expense. The parties hereby acknowledge and agree that Exhibit G may be amended following the date of this Lease, as reasonably determined by the parties. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall continue, as part of Operating Expenses, to be responsible, as provided in Section 13, for capital repairs and replacements required to be made to the Project. Notwithstanding anything to the contrary contained herein, if Tenant fails to maintain any portion of the Premises for which

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Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease, Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume the Tenant Maintenance Obligations, as part of Operating Expenses, if Tenant does not cure Tenant’s failure within 10 business days after receipt of such notice.
15.    Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 15 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.    Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.
17.    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).
Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability

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insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises, which limits may be met with a combination of excess or umbrella policies. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.
In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.
18.    Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of

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such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days after receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.
Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.
The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

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19.    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment materially interfere with or impair Landlord’s ownership or operation of the Project, or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.    Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)    Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such written notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)    Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
(c)    Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.
(d)    Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)    Liens. Tenant shall fail to discharge (by bond or otherwise) or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within the time period set forth in Section 15.

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(f)    Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)    Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.
(h)    Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord’s notice.
21.    Landlord’s Remedies.
(a)    Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)    Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 business days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)    Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease,

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at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)    Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, in accordance with Legal Requirements, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;
(ii)    Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)    The worth at the time of the award of any unpaid rent which has been earned at the time of such termination; plus
(B)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided if Landlord had mitigated damages pursuant to the final sentence of the first paragraph of Section 21(d) below;
(D)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, reasonable brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 21(c)(ii)(A) above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(iii)    Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)    Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses,

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concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)    Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(d)    Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default. Landlord shall, however, use commercially reasonable efforts to mitigate the damages arising by reason of the termination of this Lease as a result of a Default by Tenant; provided, however, that in no event shall mitigation require Landlord to consider, among other things, (i) any tenant which does not satisfy Landlord’s then current underwriting criteria, in the exercise of Landlord’s sole and absolute discretion, for comparable size premises, (ii) subdividing the Premises unless Landlord elects in its sole and absolute discretion to do so, (iii) any change in use of the Premises or any alterations which would lessen the value of the leasehold improvements, (iv) granting any tenant improvement allowances, free rent or other lease concessions, or (v) accepting any tenant if Landlord would have the right to reject such tenant if such tenant were a proposed assignee or sublessee of Tenant including, without limitation, considering the factors described in Section 22(b).
Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable to the other for any consequential damages; provided that this sentence shall not apply to Landlord’s damages (x) as expressly provided for in Section 8, and/or (y) in connection with Tenant’s obligations as more fully set forth in Section 30. In no event shall the foregoing limit the damages to which Landlord is entitled under this Section 21(c)(ii)(A)-(E).
22.    Assignment and Subletting.
(a)    General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the

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issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.
(b)    Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 10 business days, but not more than 60 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its substantially final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (6) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; or (7) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon not less than 10 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable

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to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the resulting assignee entity is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
(c)    Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)    that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party written notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)    A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)    No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Base Rent, Operating Expenses and TI Rent payable under this Lease (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, design or construction fees, improvement allowances and market inducements directly related to and required pursuant to the terms of any such sublease as prorated on a monthly basis (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

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(e)    No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)    Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.    Estoppel Certificate. Tenant shall, within 10 business days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 business days after Tenant’s receipt of a second written notice from Landlord shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.    Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.    Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project; provided, however, that (a) such rules and regulations do not unreasonably and materially interfere with Tenant’s use and enjoyment of the Premises for the Permitted Use, and (b) Landlord provides reasonable advance written notice thereof. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

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27.    Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project.
With respect to future mortgage holders, upon written request from Tenant, Landlord shall use reasonable efforts to cause the holder of any future mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the holder and Tenant shall pay the holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease.
28.    Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the condition following the Substantial Completion of the Tenant Improvements, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, which approval shall not be unreasonably withheld, conditioned or delayed. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord reasonable evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed

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reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $3,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties; provided, however, that Landlord shall instruct such parties to treat the same as confidential.
If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.
Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
29.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.    Environmental Requirements.
(a)    Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages

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(including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises or the Project immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises or the Project which Tenant can prove migrated from outside of the Premises into the Premises, (iii) the ACMs identified on that certain asbestos abatement proposal prepared by Enpuricon Inc. dated December 4, 2020 (the “Abatement Asbestos Proposal”) and that certain Limited Asbestos-Containing Materials Survey Report prepared by Froehling & Robertson, Inc., dated October 20, 2020, copies of which have been provided to Tenant, and (iv) the lead-based paint identified on that certain letter prepared by Froehling & Robertson, Inc., dated December 31, 2020, a copy of which has been provided to Tenant, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)    Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent shall not be unreasonably withheld or delayed); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3

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months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
(c)    Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that, to Tenant’s knowledge, (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)    Testing. Landlord shall have the right, upon reasonable advance written notice to Tenant, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such performance of testing pursuant to this Section 30(d). Tenant shall only be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of such annual tests. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right, upon reasonable advance written notice to Tenant, to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing for which Tenant is responsible under this Lease in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)    Storage Tanks. If storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to use or install any underground storage tanks at the Project.
(f)    Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of

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any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(g)    Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.    Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.
All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and Landlord shall not be responsible for obligations arising from and after the date of the transfer of Landlord’s interest in the Premises. The term “Landlord” in this Lease

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shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises and a written assumption by new owner of the obligations of Landlord arising hereunder from and after the date of such transfer, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.
32.    Inspection and Access. Landlord and Landlord’s agents, representatives, and contractors may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 12 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall comply with Tenant’s reasonable safety and security requirements with respect to entering the Premises; provided, however, that Tenant has notified Landlord of such safety and security requirements prior to Landlord’s entry into the Premises.
33.    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
Subject to the terms of this Lease, including, without limitation, Tenant’s compliance with the Section 12, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a Building access control system for the Premises, or security system serving the Premises (“Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed location of Tenant’s Security System and Tenant’s protocol for the operation of Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System may be compatible with the Building’s systems and equipment and Tenant does not violate the reasonable privacy rights of any other occupants of the Project; (ii) Landlord shall be provided codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under this Lease with respect to the Premises; and (iii) Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System. Upon the expiration or earlier termination of this Lease, unless otherwise approved by Landlord, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant.
34.    Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes,

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inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control.
35.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield (Tenant’s broker) and CBRE (Landlord’s broker). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield and CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.    Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
37.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.    Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (a) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (b) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (c) coat or otherwise sunscreen the interior or exterior of any windows, (d) place any bottles, parcels, or other articles on the window sills, (e) place any equipment, furniture or other items of personal property on any exterior balcony, or (f) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.

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Tenant shall also have the right to display a sign bearing Tenant’s name and/or logo (i) on the façade of the Building in a location reasonably acceptable to Landlord and Tenant (“Building Sign”), and (ii) on the monument sign serving the Project, if any (the “Monument Sign”). Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s Building Sign and signage on the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) and shall be consistent with applicable Legal Requirements. Landlord shall be responsible for the cost of installing Tenant’s Building Sign and Tenant’s signage on the Monument Sign. Tenant shall be responsible, at Tenant’s sole cost and expense, for purchasing the signs to be installed on the Building and the Monument Sign, maintenance of Tenant’s Building Sign and Tenant’s signage on the Monument Sign, for the removal of Tenant’s Building Sign and Tenant’s signage on the Monument Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal. Tenant acknowledges and agrees that Landlord shall have the right to include the name and/or logo of Landlord, or Landlord’s affiliate, on the Monument Sign.
39.    Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)    Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 60 months each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease or the expiration of any prior Extension Term.
Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) in Class A laboratory/office buildings in the I-40/Research Triangle Park submarket for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, the ACLSD Amenities), parking costs, leasing commissions, allowances or concessions, if any.
If, on or before the date which is 270 days prior to the expiration of the Base Term of this Lease or the expiration of any prior Extension Term, as applicable, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.
(b)    Arbitration.
(i)    Within 10 business days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice

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delivered to the other within 10 business days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 business days prior written notice to the other party of such intent.
(ii)    The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)    An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Raleigh/Durham metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Raleigh/Durham metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)    Rights Personal. The Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.
(d)    Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)    during any period of time that Tenant is in Default under this Lease; or
(ii)    if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)    No Extensions. The period of time within which either of the Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such Extension Rights.
(f)    Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure (beyond applicable notice and cure periods) any default by Tenant under this Lease; or (ii) Tenant has

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Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
40.    Right of Negotiation. If, during the first 60 months after the Commencement Date, Tenant determines that it requires additional space, Tenant shall deliver written notice to Landlord, and Tenant and Landlord shall negotiate in good faith to determine whether Tenant’s additional need for space can be accommodated at the Project and, if so, the terms of which Landlord would be willing to construct the space and lease the space to Tenant. Notwithstanding anything to the contrary contained herein, Landlord is under no obligation to construct any additional buildings or space at the Project.
41.    ACLSD Amenities.
(a)    Generally. Subject to the provisions of this Section 41, all or a portion of the amenities serving the Project may be located at that certain property owned by ACLSD Landlord commonly known as the Alexandria Center for Life Science Development, as more particularly described on Exhibit H (the “ACLSD Project”), which is owned by ARE-NC Region No. 19, LLC, a Delaware limited liability company (“ACLSD Landlord”), an affiliate of Landlord, which Project Amenities located at the ALCSD Project (the “ACLSD Amenities”) may include shared conferencing facilities (“Shared Conference Facilities”), a fitness center and/or a restaurant for non-exclusive use by tenants of (i) the ACLSD Project, and (ii) Tenant, and (iii) any other parties permitted by ACLSD Landlord (collectively, “Users”). Landlord, ACLSD Landlord, Alexandria Real Estate Equities, Inc. (“ARE”), and all affiliates of Landlord, ACLSD Landlord and ARE may be referred to collectively herein as the “ARE Parties.” ACLSD Landlord shall have the sole right to determine all matters related to the ACLSD Amenities including, without limitation, relating to the type, design and construction thereof. Tenant acknowledges and agrees that, except as otherwise expressly provided in this Section 41 with respect to the Shared Conference Facilities, Landlord has not made any representations or warranties regarding the continuing availability of any of the ACLSD Amenities and that Tenant is not entering into this Lease relying on the construction and completion of any ACLSD Amenities or with an expectation that the ACLSD Amenities will continue to be available to Tenant during the Term.
(b)    License. Commencing on the Rent Commencement Date (the “Amenities Commencement Date”), and so long as the ACLSD Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available ACLSD Amenities in common with other Users pursuant to the terms of this Section 41. To the extent that the ACLSD Amenities include a fitness center, fitness center passes shall be issued to Tenant for all full time employees of Tenant employed at the Premises.
(c)    Operating Expenses. As used in this Lease, “ACLSD Amenities Operating Expenses” shall mean all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year with respect to the ACLSD Amenities (including, without limitation, subsidies which ACLSD Landlord or its affiliates may provide in connection with the ACLSD Amenities and the cost of enhanced services provided at the ACLSD Project which are intended to encourage social distancing to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”)). The “Project Amenities Share” shall mean the Project’s share of the ACLSD Amenities Operating Expenses, which shall be allocated as reasonably determined by the ACLSD Landlord between and among the ACLSD Project, the Project and any other projects owned or operated by ARE Parties leased in whole or in part to Users granted the right under their respective leases (or other applicable occupancy agreement(s)) to all or portion of the ACLSD Amenities.
(d)    Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities shall be in common with other users with scheduling procedures reasonably determined by ACLSD Landlord or ACLSD Landlord’s then designated event operator (“Conferencing Operator”). Tenant’s use of the Shared Conference Facilities shall be subject to the payment by Tenant of a fee, which shall be payable

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as directed by ACLSD Landlord to either ACLSD Landlord or Conferencing Operator, equal to the quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant’s scheduling.
(e)    Rules and Regulations. Tenant shall be solely responsible for paying the cost of any and all ancillary services (e.g., audio visual equipment) provided to Tenant, and the cost of any and all goods and services provided to Tenant by any food services operators and/or any third party vendors at the ACLSD Project. Tenant shall use the ACLSD Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by ACLSD Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users, which rules and regulations shall be enacted and enforced in a non-discriminatory manner and may include, (i) the required use by Users of one or more food and beverage operators designated by ACLSD Landlord, (ii) usage of and compliance with reservations systems governing the use of Shared Conference Facilities and other facilities, (iii) the payment of additional costs in connection with the after-hours usage of shared conference rooms and other facilities, and (iv) access card entry requirements. The use of the ACLSD Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreements required by ACLSD Landlord or the operator of the ACLSD Amenities to be executed by all persons wishing to use such ACLSD Amenities. Neither the ACLSD Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the ACLSD Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the ACLSD Amenities or the ACLSD Project.
Tenant acknowledges and agrees that the ACLSD Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the ACLSD Amenities at the ACLSD Project and/or to revise, expand or discontinue any or all of the ACLSD Amenities and/or any services (if any) provided in connection with the ACLSD Amenities; provided, however, that in no event shall ACLSD Landlord permanently remove the Shared Conference Facilities unless alternative shared conference facilities within 2.5 miles from the Project are made available for use by Tenant.
(f)    Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on the ACLSD Project. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the ACLSD Amenities and any entry by Tenant and/or any Tenant Parties onto the ACLSD Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the ACLSD Amenities and any entry by Tenant and/or any Tenant Parties onto the ACLSD Project. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to persons relating to, arising out of or in connection with (i) the use of the ACLSD Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the ACLSD Project, except to the extent caused by the negligence or willful misconduct of ARE Parties. The provisions of this Section 41(f) shall survive the expiration or earlier termination of this Lease.
Tenant acknowledges and agrees that measures and/or services implemented at the ACSLD Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord, ACLSD Landlord nor any other ARE Parties shall have any liability and Tenant waives any claims against Landlord, ACLSD Landlord and all other ARE Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of ACLSD Landlord or any ARE Parties to implement, any measures and/or services at the ACLSD Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the ACLSD Project, if any, to limit the spread of any Infections Conditions.

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(g)    Insurance. As of the Commencement Date, Tenant shall cause ACLSD Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.
42.    Miscellaneous.
(a)    Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)    Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)    Financial Information. Tenant shall furnish to Landlord with true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent unaudited (or, if available, audited) annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) upon Landlord’s written request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) upon Landlord’s written request from time to time, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) upon Landlord’s written request from time to time, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 42(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 42(c) shall not apply.
(d)    Recordation. This Lease shall not be filed by or on behalf of Tenant in any public record. Notwithstanding the foregoing, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord shall execute and notarize a memorandum of lease prepared by Tenant which memorandum shall contain only the following information and any other additional information that may be required by applicable law: (i) the names of the parties to this Lease, (ii) description of the Premises and the Project, and (iii) the Term. Tenant shall file such memorandum of lease, at Tenant’s sole cost. If Tenant fails, after written request from Landlord, to record a termination of the memorandum on the expiration or earlier termination of this Lease, Tenant shall be responsible for any damages suffered by Landlord (from any cause including, without limitation, resulting from any indemnities or certifications which may be made by Landlord in favor of third parties). The provisions of this Section 42(d) shall survive the expiration or earlier termination of this Lease.
Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements. Prior to any such filing of this Lease, Tenant shall redact the Base Rent and other economic terms to the extent permitted by applicable SEC regulations.
(e)    Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the

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context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)    Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)    Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)    Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)    OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)    Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)    Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or

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services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)    Landlord Lien Waiver. Subject to the provisions of this paragraph, during the Term, Landlord waives any statutory landlord’s lien and any attachment for Rent on Tenant’s Property and on any Alteration of Tenant that is not required to be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease (collectively, “Personalty”) that Landlord may have or may hereafter acquire. Landlord acknowledges and agrees that Tenant’s Personalty may be leased from an equipment lessor or encumbered by Tenant’s lender (collectively, “Equipment Lessor”) and that Tenant may execute and enter into an equipment lease or security agreement with respect to such Personalty (“Equipment Lease”). If and to the extent required by any Equipment Lease or Equipment Lessor, Landlord shall execute and deliver to the Equipment Lessor a written consent, waiver and/or acknowledgment which is in form and content reasonably acceptable to Landlord (“Lien Waiver”) in which Landlord (i) acknowledges and agrees that, during the Term, the Personalty which is the subject of the Equipment Lease and described with specificity on an exhibit to the Lien Waiver constitutes the personal property of Tenant (unless contrary to the provisions of this Lease), and shall not be considered to be part of the Premises, regardless of whether or by what means they become attached thereto, (ii) agrees that, during the Term, it shall not claim any interest in such Personalty, and (iii) agrees that Equipment Lessor may enter the Premises for the purpose of removing such Personalty, but only if, in such consent such Equipment Lessor agrees to repair any damage resulting from such removal and to indemnify and hold harmless Landlord from and against any claim or other loss that results from such entry and, agrees, within 3 business days after the expiration or termination of the Term to pay all Rent that would accrue under the Lease if it had not terminated or expired for the period from the expiration or termination of such Lease until 5 business days after such Equipment Lessor relinquishes its right rights to enter into the Premises; provided, further, such Equipment Lessor’s right to enter the Premises shall in any event expire 30 days after the expiration or termination of the Lease in which case the Equipment Lessor and Tenant shall agree that the Personalty shall be deemed abandoned. Such Lien Waiver documents also may contain such other reasonable and customary provisions that are reasonably acceptable to Landlord. Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such Lien Waiver.
(p)    Pad Site. Tenant shall have the right to use a pad at a location adjacent to the Building reasonably acceptable to Landlord and Tenant (“Storage Pad Area”) for bulk medical gas storage. Tenant shall have all of the obligations under this Lease with respect to the Storage Pad Area as though the Storage Pad Area were part of the Premises including, without limitation, the delivery of a Decommissioning and HazMat Closure Plan (as defined in Section 28) with respect to the Storage Pad Area pursuant to Section 28, except that Tenant shall not be required to pay Base Rent with respect to the Storage Pad Area. If required by Legal Requirements or otherwise reasonably required by Landlord, Tenant shall install, at Tenant’s cost, screening around the Storage Pad of a design and type reasonably acceptable to Landlord. If the Storage Pad Area is located in the parking area serving the Project, then the number of parking spaces which Tenant has the right to use pursuant to Section 10 may be reduced by the number of parking spaces impacted by the Storage Pad Area. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the Storage Pad Area. Landlord shall have no obligation to make any repairs or other improvements to the Storage Pad Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in substantially the same condition as received during the Term as though the same were part of the Premises. Tenant shall, at Tenant’s sole cost and expense, surrender the Storage Pad Area at the expiration or earlier termination of the Term of this Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of this Lease.

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(q)    Generator Area. Tenant shall have the right to install, at Tenant’s sole cost and expense, one emergency generator serving the Premises, and related screening of a design and type reasonably acceptable to Landlord (the “Emergency Generator”) in a portion of Project reasonably acceptable to Landlord (“Generator Area”). Commencing on the date such Emergency Generator is installed, Tenant shall have all of the obligations under this Lease with respect to the Generator Area as though the Generator Area were part of the Premises including, without limitation, the delivery of a Decommissioning and HazMat Closure Plan (as defined in Section 28) with respect to the Generator Area pursuant to Section 28, except that Tenant shall not be required to pay additional Base Rent or Operating Expenses with respect to the Generator Area. If the Generator Area is located in the parking area serving the Project, then the number of parking spaces available to Tenant under this Lease may be reduced by the number of parking spaces impacted by the Generator Area. Tenant shall remove the Emergency Generator at the expiration or earlier termination of this Lease. At the expiration or earlier termination of this Lease, (unless Landlord agrees that the same may remain in place) Tenant shall restore the Generator Area to substantially its condition prior to the installation of the Emergency Generator and shall otherwise surrender the Generator Area free of any debris and trash and free of any Hazardous Materials. Landlord shall have no obligation to make any repairs or improvements to the Emergency Generator or the Generator Area and Tenant shall maintain the Emergency Generator and the Generator Area, at Tenant’s sole cost and expense, in good repair and condition during the Term.
(r)    Food Trucks. Landlord agrees that Tenant shall have the right during the Term, subject to license agreements between Tenant and each respective food truck operator (which license agreements shall be subject to Landlord’s reasonable approved, which shall not be unreasonably withheld, conditioned or delayed) to have food trucks enter the Project and park in locations in the Common Areas of the Project designated by Landlord for the purpose of providing food and beverage service to Tenant’s employees and invitees.
(s)    Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(t)    Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time, provided that such actions do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises in connection with any such expansion, renovation or reconfiguration of the Project.
(u)    Guaranty. In order to induce Landlord to enter into this Lease and in consideration of Landlord’s entering into this Lease, on or prior to the date hereof, Tenant shall cause Adverum Biotechnologies, Inc., a Delaware corporation (“Guarantor”), to execute and deliver to Landlord the guaranty attached hereto as Exhibit J.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ADVERUM NC, LLC,
a Delaware limited liability company

By: /s/ Leone Patterson Its: President

x I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-NC REGION NO. 21, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ Mark Hikin Its: Vice President Real Estate

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EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT
Lying and being in Durham County, North Carolina, and more particularly described as follows:
Beginning for the same at a point on the Northwesterly right-of-way line of T.W. Alexander Drive (150.00’ wide), said point being generally North 38° 32’ 43” East, 1237.63’ more or less from the intersection of the Northernmost right-of-way line of T.W. Alexander Drive and the Northernmost right-of-way line of Cornwallis Road, (150.00’ wide), said point of intersection having North Carolina Grid Coordinated N 790,152.846, E 2,037,030.631, thence for said “Research Triangle Park”, as follows, to wit”
(1) North 48° 00’ 52” West, 27.50’ along the common line with Eli Lilly & Co., to a point of curvature, thence continuing the following 5 courses and distances;
(2) Northwesterly 52.79’ along the arc of a curve to the right having a radius 173.54’, to a point, thence continuing;
(3) North 30° 35’ 13” West, 237.46’ to a point, thence continuing;
(4) South 82° 38’ 18” West, 361.39’ to a point, thence continuing;
(5) North 53° 50’ 27” West, 263.76’ to a point, thence continuing;
(6) North 75° 00’ 22” West, 229.94’ to a common corner with lands now or formerly of Craig Davis Properties, thence by the aforesaid line of Craig David Properties;
(7) North 01° 20’ 47” West, 648.44’ to a common corner with lands now or formerly of Tri-Center (Tate Terrace), L.L.C., thence by the aforesaid line of Tri-Center the following 2 courses and distances;
(8) North 31° 56’ 25” East, 510.17’ to a point, thence continuing;
(9) North 43° 39’ 37” East, 253.94’ to a common corner with lands now or formerly of Bekaert Corporation, thence by the aforesaid line of Bekaert Corporation the following 3 courses and distances;
(10) South 88° 57’ 52” East, 305.49’ to a point, thence continuing;
(11) South 62° 20’ 30” East, 656.25’ to a point, thence continuing;
(12) South 35° 46’ 31” East, 281.58’ to a point at the Northerly corner of the Northeasterly right-of-way line of S.R. 2087 (extended), thence leaving the aforesaid Northeasterly right-of-way line and crossing to a corner on the southwesterly right-of-way of S.R. 2087 (extended);
(13) South 33° 29’ 43” West, 150.27’ to a point, thence along the Southwesterly right-of-way of S.R. 2087 (extended) the following 4 courses and distances:
(14) Southeasterly 229.33’ along the arc to the right having a radius of 741.92’, to a point of compound curvature, thence continuing;
(15) Southeasterly 153.18’ along the arc of a curve to the right having a radius 742.28’, to a point of compound curvature, thence continuing;
(16) Southeasterly 214.84’ along the arc of a curve to the right having a radius 825.00’ to a point, thence continuing;

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(17) South 14° 01’ 56” East, 54.17’ to a point on the Northwesterly right-of-way line of T.W. Alexander Drive, thence along the aforesaid northwesterly right-of-way line of T.W. Alexander Drive the following 4 courses and distances;
(18) Southwesterly 768.31’ along the arc of a curve to the left having a radius 1507.01’, to a point thence continuing;
(19) South 45° 33’ 29” West, 71.53’ to a point, thence continuing;
(20) South 42° 34’ 44” West, 101.59’ to a point, thence continuing;
(21) South 40° 02’ 44” West, 14.07’ to the Point and Place of Beginning, and containing within these metes and bounds 44.775 acres, more or less.
Being the property described in Book 1141, Page 490,
Less and Except property described in the following:
Book 1559, Page 394;Book 1559, Page 398;Book 2222, Page 183;Book 2222, Page 581;
Book 2342, Page 487;Book 2571, Page 744; and
Book 2672, Page 868
Together With easements set forth in the Easement Agreement between E.I. DuPont de Nemours and Company and Eli Lilly and Company recorded in Book 2342, Page 493.
Together With easements set forth in the Utility Easement Agreement between E.I. DuPont de Nemours and Company and Bekaert Corporation recorded in Book 2222, Page 187.
Also Described As:
Commencing at a point on the Northwesterly right-of-way line of T.W. Alexander drive, thence North 38° 32’ 43” East, along said right-of-way 1237.63’ to the Point of Beginning. Thence leaving said right-of-way, N 48°00’52” W, a distance of27.50’; thence along a tangent curve to the right, having a radius of 173.54’, an arc distance of 52.79’ (a chord bearing of N39°18’00” W and chord distance of 52.59’); thence N 30°35’13” W, a distance of 237.46’; thence S 82°37’42” W, a distance of 361.42’; thence N 53°49’01” W, a distance of 263.51’; thence N 74°59’51” W, a distance of 229.71’; thence N01°20’16” W, a distance of 647.79’; thence N 31°56’56” E, a distance of 509.66’; Thence N 43°40’08” E, a distance of 253.68’; thence S 88°57’21” E, a distance of 305.18’; Thence S 62°19’59” E a distance of 655.59’; thence S 35°42’27” E, a distance of 281.59’; thence S 33°31’06” W, a distance of 150.14’; thence along a non-tangent curve concave to the SW, having a radius of 741.92’, an arc distance of 229.33’. Said curve having a chord bearing and distance of S 50°24’29” E, 228.42. Thence along a non-tangent curve concave to the SW, having a radius of 742.28’, an arc distance of 153.18’. Said curve having a chord bearing and distance of S 35°38’32” E, 152.91. Thence along a non-tangent curve concave to the SW, having a radius of 825.00’, an arc distance of 212.25’. Said curve having a chord bearing and distance of S 22°21’35”E, 211.67’. Thence S 14°01’56” E, a distance of 54.17’ to a point on the Northwesterly right-of-way line of T.W. Alexander Drive; thence following the right of way along a non-tangent curve concave to the SE, having a radius of 1507.01’, an arc distance of 768.31’. Said curve having a chord bearing and distance of S 60°09’48” W, 760.02’. Thence S 45°33’29” W, a distance of 71.53’; thence S 42°34’44” W, a distance of 101.59’; thence S 40°02’44” W, a distance of 14.07’ to the Point of Beginning,
Together with easements set forth in the Easement Agreement between E.I. DuPont De Nemours and Company and Eli Lilly and Company recorded in Book 2342, Page 493.

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Together with easements set forth in the Utility Easement Agreement Between E.I. DuPont De Nemours and Company and Bekaert Corporation Recorded in Book 2222, Page 187.

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EXHIBIT C TO LEASE
WORK LETTER
THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of January 8, 2021, by and between ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
1.    General Requirements.
(a)    Tenant’s Authorized Representative. Tenant designates Stephen Dahl (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.
(b)    Landlord’s Authorized Representative. Landlord designates Amy Dean and Oliver Sherrill (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.
(c)    Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements and the Warm Shell Improvements (as defined in Section 2(a) below), the general contractor for the Tenant Improvements and the Warm Shell Improvements (the “TI General Contractor”), and any subcontractors for the Tenant Improvements and the Warm Shell Improvements shall be selected by Tenant, and that the selection of the TI Architect and the TI General Contractor shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect and the TI General Contractor and of any warranty issued under or subject to such contracts.
The general contractor for Landlord’s Work (as defined in Section 2(e) below) shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
(d)    Coordination Obligations. Tenant acknowledges that Landlord shall continue to require reasonable access to the Building and the Project following Landlord’s delivery to Tenant of the Premises for the construction of the Tenant Improvements and the Warm Shell Improvements in order to complete Landlord’s Work. Commencing on the Commencement Date, Landlord and Tenant shall work together in a cooperative manner, and shall likewise require each of their respective architects and engineers and contractors to work together in a cooperative manner, to coordinate the remaining Landlord’s Work and the Tenant Improvements and Warm Shell Improvements and to achieve the substantial completion of all such work in as prompt and efficient manner as reasonably practicable. Such cooperation may include, without limitation, the application of reasonable rules regarding schedule coordination, site logistics, access routes and/or safety protocols. Landlord shall use reasonable efforts to perform Landlord’s Work in accordance with the schedule for Landlord’s Work attached hereto as Schedule 1 (“Landlord’s Work Schedule”), subject to Tenant Delays (as defined in Section 6(a) below) and Force Majeure. During the construction of Landlord’s Work, Landlord, Tenant and the TI General Contractor will meet on a regular basis to review and discuss the progress of Landlord’s Work.

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2.    Tenant Improvements, Warm Shell Improvements and Landlord’s Work.
(a)    Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature in connection with Tenant’s use of the Premises for the Permitted Use, which may, subject to the terms of this Work Letter and applicable Legal Requirements, include (i) the construction in the Building of laboratories, cGMP manufacturing modules (including access for cGMP modules), interconnecting stairs, and any other specializing facility (along with related improvements reasonably consistent with and ancillary to such improvements listed in this sub-section (i)) as long as such improvements do not impact the structural integrity of the Building, (ii) modifications to the sprinkler systems existing in the Building as of the Commencement Date of the Lease, and (iii) the construction of the warm shell improvements described on Schedule 2 attached to this Work Letter consistent with the TI Construction Drawings (collectively, the “Warm Shell Improvements”). Landlord shall consider allowing Tenant to make changes, subject to the terms of this Work Letter and applicable Legal Requirements, to the Building’s façade as part of the Tenant Improvements. Other than funding the TI Allowance (as defined below) as provided herein and the performance of Landlord’s Work, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. The foregoing shall not limit Landlord’s maintenance and repair obligations under Section 13 of the Lease. For the avoidance of doubt, Tenant shall be required to Substantially Complete the Tenant Improvements.
(b)    Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “Space Plans”) detailing Tenant’s requirements for the Tenant Improvements. Not more than 5 business days thereafter, Landlord shall notify Tenant of Landlord’s approval or disapproval of the Space Plans and, if disapproved, Landlord shall provide a detailed explanation of the reason(s) for disapproval. Representatives of both parties shall promptly make themselves available to discuss and resolve Landlord’s comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes. Tenant shall cause the Space Plans to be reasonably revised to address such written comments and shall resubmit said drawings to Landlord for approval within 3 business days thereafter. The process shall be repeated until the Space Plans have been finalized and approved in writing by Landlord and Tenant. Landlord shall not unreasonably withhold, condition or delay its approval of the Space Plans.
(c)    Working Drawings. Following the approval of the Space Plans by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”). The TI Construction Drawings shall be prepared substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Not more than 10 business days thereafter, Landlord shall notify Tenant of Landlord’s approval or disapproval of the TI Construction Drawings and, if disapproved, Landlord shall provide a detailed explanation of the reason(s) for disapproval; provided, however, that Landlord may not disapprove any matter that is consistent with the Space Plans. Representatives of both parties shall promptly make themselves available to discuss and resolve Landlord’s comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes. Tenant shall cause the TI Construction Drawings to be reasonably revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. The process shall be repeated until the TI Construction Drawings have been finalized and approved in writing by Landlord and Tenant. Any disputes in connection with the TI Construction Drawings shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below). Landlord shall not unreasonably, withhold, condition or delay its approval of the TI Construction Drawings. Within a reasonable period following the finalization of the TI Construction Drawings pursuant to this Section 2(c), Tenant shall deliver to Landlord a schedule for the performance and completion of the Tenant Improvements by Tenant, which schedule shall be subject to

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Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall use reasonable efforts to perform and complete the Tenant Improvements pursuant to the agreed upon schedule, subject to Landlord Delays (as defined in Section 6(a) below) and Force Majeure
(d)    Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after written notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either reasonably consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses incurred by Tenant resulting from any such decision by Tenant shall be payable out of the Tenant Improvement Allowance or the Additional Tenant Improvement Allowance (as such terms are defined in Section 5(b) below) to the extent that such dispute relates to the Tenant Improvements, and shall be payable out of the Warm Shell Improvement Allowance (as such term is defined in Section 5(b) below) to the extent the dispute relates to the Warm Shell Improvements, and (iii) Tenant’s decision will not materially affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision, the approval of which shall not be unreasonably withheld, delayed or conditioned). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
(e)    Landlord’s Work. Landlord shall cause the work described on Schedule 3 attached to this Work Letter (collectively, “Landlord’s Work”) to be performed in a good and workmanlike manner in accordance with applicable Legal Requirements. Landlord shall be fully and solely responsible for the cost of Landlord’s Work, except for the cost of the component of Landlord’s Work set forth in Item 7 on Schedule 3 (the reasonable and verifiable cost of which shall be paid for by Tenant, provided that Tenant may apply a portion of the Warm Shell Improvement Allowance toward the cost of such component of Landlord’s Work. Landlord shall provide Tenant with a written accounting, including supporting documentation, of such costs incurred by Landlord in performing the component of Landlord’s Work set forth in Item 7 on Schedule 3 prior to Tenant being obligated to reimburse such costs or prior to any portion of the Warm Shell Improvement Allowance being applied to reimburse such costs.
Landlord shall and shall require the general contractor performing the Landlord’s Work to maintain industry standard commercial general liability, automotive liability, “builder’s risk” (unless provided directly by Landlord) and workers’ compensation insurance. Landlord shall cause such contractors to name Tenant and Adverum Biotechnologies, Inc. as additional insureds for the contractor’s liability coverages required above.
Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties issued to Landlord in connection with Landlord’s Work. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Upon written request from Tenant following the completion of the remediation of ACMS and lead-based paint reflected in Items 5 and 6 of Schedule 3, Landlord shall provide Tenant with copies of any inspection reports and certifications issued to Landlord evidencing the completion of such remediation pursuant to and in accordance with Items 5 and 6 of Schedule 3.
Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to the Tenant Improvements, Tenant’s specific use of the Premises or Tenant’s business operations therein.
Notwithstanding anything to the contrary contained in the Lease or in this Work Letter, in addition to the remediation of ACMS and lead-based paint reflected in Items 5 and 6 of Schedule 3, Landlord shall cause, at Landlord’s sole cost and expense, the remediation prior to the Rent Commencement Date, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal

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Requirements, of Hazardous Materials, if any, discovered in the Premises or the Project during the construction of the Tenant Improvements.
3.    Performance of the Tenant Improvements.
(a)    Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the Tenant Improvement Allowance. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with the TI General Contractor and the TI Architect, and certificates of insurance from the TI General Contractor and the TI Architect evidencing industry standard commercial general liability, automotive liability, “builder’s risk” (unless provided directly by Tenant), and workers’ compensation insurance. Notwithstanding the foregoing, Tenant shall require all other contractors performing any part of the Tenant Improvements or the Warm Shell Improvements to maintain industry standard commercial general liability, automotive liability, “builder’s risk” (unless provided directly by Tenant), and workers’ compensation insurance and, in the event of a claim involving a particular contractor, Tenant shall, upon Landlord’s written request, provide to Landlord certificates of insurance evidencing such coverage from such contractor. Tenant shall cause the TI General Contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the TI General Contractor’s liability coverages required above.
(b)    Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s reasonable discretion if the matter concerns the structural components of the Building or any Building system.
(c)    Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.
(d)    Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the TI General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.
4.    Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plans, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, the terms of this Section 4 shall not apply with respect to Minor Variations, with respect to which Tenant shall be required to notify Landlord but shall not be subject to Landlord’s approval.
(a)    Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature

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and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 5 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond within such 5 business day period, then Tenant shall provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond to Tenant’s Change Request within 3 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 3 business day period, then Landlord shall be deemed to have approved such Change Request. For the avoidance of doubt, it shall be reasonable for Landlord to withhold its consent to any Changes to the extent that such Changes would (i) require material changes to the scope of Landlord’s Work, (ii) result in a material increase in the cost of Landlord’s Work, or (iii) individually or in the aggregate, delay the substantial completion of any component of Landlord’s Work for more than 30 days in the aggregate. Any delay in the substantial completion of any component of Landlord’s Work resulting from a Change Request or Change shall constitute a Tenant Delay and result in a day-for-day extension of the completion date for such component of Landlord’s Work provided for on Landlord’s Work Schedule.
(b)    Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.
5.    Costs.
(a)    Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements and the Warm Shell Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord. Tenant shall deliver to Landlord a copy of any amendments to the initial Budget for approval, which shall not be unreasonably withheld, conditioned or delayed. The Budget shall include a payment to Landlord of administrative rent (“Administrative Rent”) (i) for monitoring and inspecting the construction of the Tenant Improvements equal to 1% of the aggregate of the Tenant Improvement Allowance and Additional Tenant Improvement Allowance (each as hereinafter defined), which sum shall be payable from the Tenant Improvement Allowance and/or the Additional Tenant Improvement Allowance, plus (ii) for monitoring and inspecting the construction of the Warm Shell Improvements an amount equal to the actual, reasonable and verifiable out-of-pocket costs incurred by Landlord in connection with the Warm Shell Improvements, which sum shall be payable from the Warm Shell Improvement Allowance. Landlord shall provide Tenant with a written accounting, including supporting documentation, of such costs incurred by Landlord in monitoring and inspecting the construction of the Warm Shell Improvements prior to Tenant being obligated to reimburse such costs or prior to any portion of the Warm Shell Improvement Allowance being applied to reimburse such costs.
(b)    TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:
1.    a “Tenant Improvement Allowance” in the maximum amount of $135.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease; and
2.    an “Additional Tenant Improvement Allowance” in the maximum amount of $100.00 per rentable square foot in the Premises, which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease; and
3.     a “Warm Shell Improvement Allowance” in the maximum amount of $2,000,000.00 in the aggregate, which is included in the Base Rent set forth in the Lease.

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In addition to the TI Allowance, Landlord shall pay to the TI Architect the reasonable cost of preparing an initial test fit for the Premises, plus one revision.
Landlord and Tenant hereby acknowledge and agree that Tenant has elected to receive the full amount of the Additional Tenant Improvement Allowance from Landlord. Such election shall be final and binding on Tenant and may not hereafter be modified without Landlord’s consent, which consent may not be unreasonably withheld, conditioned or delayed. The TI Allowance shall be disbursed in accordance with this Work Letter.
Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of (i) the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance not applied toward TI Costs or Warm Shell Costs, or (ii) the Warm Shell Improvement Allowance not applied toward Warm Shell Costs. Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 24 months after the Commencement Date.
(c)    TI Costs and Warm Shell Costs.
(i)    The Tenant Improvement Allowance and the Additional Tenant Improvement Allowance shall be used solely for the payment of design, planning, approval, permitting (including permit fees, licenses and taxes), project management and oversite, architectural, engineering, space planning and construction costs in connection with the construction of the Tenant Improvements (not including the Warm Shell Improvements), including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plans and the TI Construction Drawings for the Tenant Improvements, all costs of the Tenant Improvements set forth in the Budget, including Landlord’s Administrative Rent relating the Tenant Improvements, and the cost of Changes with respect to the Tenant Improvements (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, neither the Tenant Improvement Allowance nor the Additional Tenant Improvement Allowance shall be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(ii)    The Warm Shell Improvement Allowance shall be used solely for the payment of design, planning, approval, permitting (including permit fees, licenses and taxes), project management and oversite, architectural, engineering, space planning and construction costs in connection with the construction of the Warm Shell Improvements (not including the Tenant Improvements), including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Warm Shell Improvements, the cost of preparing the plans for the Warm Shell Improvements, all costs of the Warm Shell Improvements set forth in the Budget, including Landlord’s Administrative Rent relating the Warm Shell Improvements, and the cost of Changes with respect to the Warm Shell Improvements (collectively, “Warm Shell Costs”). Notwithstanding anything to the contrary contained herein, the Warm Shell Improvement Allowance shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Warm Shell Improvements.
(d)    Excess TI Costs.
(i)    Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the aggregate sum of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance. Notwithstanding anything to the contrary set forth in this Section 5(d)(i), following the full disbursement of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance by Landlord, Tenant shall be fully

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and solely liable for the timely payment of TI Costs and the cost of Minor Variations in excess of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (“Excess TI Costs”). For purposes of any litigation instituted with regard to such amounts, Excess TI Costs shall be deemed Rent under the Lease.
(ii)    Landlord shall have no obligation to bear any portion of the cost of any of the Warm Shell Improvements except to the extent of the sum of the Warm Shell Improvement Allowance. Notwithstanding anything to the contrary set forth in this Section 5(d)(ii), following the full disbursement of the Warm Shell Improvement Allowance by Landlord, Tenant shall be fully and solely liable for the timely payment of Warm Shell Costs in excess of the Warm Shell Improvement Allowance (“Excess Warm Shell Costs”). Notwithstanding anything to the contrary contained herein, Tenant may, by delivery of written notice to Landlord, elect to apply a portion of the Tenant Improvement Allowance or Additional Improvement Allowance toward Excess Warm Shell Costs. For purposes of any litigation instituted with regard to such amounts, Excess Warm Shell Costs shall be deemed Rent under the Lease.
(e)    Payment for TI Costs and Warm Shell Costs.
(i)    During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant, up to the full amount of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance, once a month for TI Costs against a draw request on a commercially reasonable form acceptable to Landlord containing evidence of payment of such TI Costs by Tenant, accompanied by the following documents (1) invoices reflecting the TI Costs incurred by Tenant, (2) certifications from the TI Architect that the portion of the Tenant Improvements reflected in the invoices has been completed, and (3) lien waivers from the TI General Contractor (including a conditional lien release for each progress payment and prior to Landlord being obligated to make the applicable payment an unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, which TI Costs shall be paid by Landlord no later than 30 days following receipt of such draw request and required documentation. Upon the later of the completion of the Warm Shell Improvements or the Tenant Improvements, Tenant shall deliver to Landlord: (A) sworn statements setting forth the names of all contractors and subcontractors who did the work and final, unconditional lien waivers from all such contractors and subcontractors; (B) as-built plans for such Tenant Improvements; (C) a certification of substantial completion for the Tenant Improvements in Form AIA G704, (D) a certificate of occupancy for the Premises; and (E) copies of all operation and maintenance manuals and warranties affecting the Premises. Notwithstanding anything to the contrary contained herein, Tenant shall at all times have not less than a 10% retainage with respect to the TI General Contractor with respect to the Tenant Improvements and as a condition to payment of any draw requests Landlord shall be entitled to confirm that the percentage of work completed is consistent with the percentage of payment then being sought.
(ii)    During the course of design and construction of the Warm Shell Improvements, Landlord shall reimburse Tenant, up to the full amount of the Warm Shell Improvement Allowance, once a month for Warm Shell Costs against a draw request on a commercially reasonable form acceptable to Landlord containing evidence of payment of such Warm Shell Costs by Tenant, accompanied by the following documents (1) invoices reflecting the Warm Shell Costs incurred by Tenant, (2) certifications from the TI Architect that the portion of the Warm Shell Improvements reflected in the invoices has been completed, and (3) lien waivers from the TI General Contractor (including a conditional lien release for each progress payment and prior to Landlord being obligated to make the applicable payment an unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, which Warm Shell Costs shall be paid by Landlord no later than 30 days following receipt of such draw request and required documentation. Upon the later of the completion of the Warm Shell Improvements or the Tenant Improvements, Tenant shall deliver to Landlord: (1) sworn

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 8
statements setting forth the names of all contractors and subcontractors who did the work and final, unconditional lien waivers from all such contractors and subcontractors; (2) as-built plans for such Warm Shell Improvements, if applicable; (3) a certification of substantial completion with respect to the Warm Shell Improvements in Form AIA G704, and (4) copies of all operation and maintenance manuals and warranties affecting the Premises. Notwithstanding anything to the contrary contained herein, Tenant shall at all times have not less than a 10% retainage with respect to the TI General Contractor with respect to the Warm Shell Improvements and as a condition to payment of any draw requests Landlord shall be entitled to confirm that the percentage of work completed is consistent with the percentage of payment then being sought.
(f)    Failure to Disburse TI Allowance. If Landlord fails to make a disbursement from the TI Allowance in accordance with the terms hereof, and the amount thereof remains unpaid by Landlord for 30 days after written notice from Tenant to Landlord, which notice describes in detail the basis on which Tenant asserts that Landlord has wrongfully failed to disburse such amount, Tenant may, after Landlord’s failure to pay such amounts within 10 business days after Tenant’s second written notice to Landlord stating in bold and all caps 12 point font that Tenant intends to offset against Base Rent the amount which Landlord has wrongfully failed to disburse, offset the amount thereof against the Base Rent payment(s) next due and owing under the Lease. However, if Landlord notifies Tenant prior to the expiration of such 10 business day period that Landlord disputes whether Landlord has wrongfully failed to disburse funds and/or the amount claimed by Tenant, and if Landlord and Tenant are not able to reach agreement with respect to the disputed matters (with Landlord disbursing any undisputed amounts which Landlord is required to disburse under this Work Letter) within 10 days after Tenant’s receipt of a such notice from Landlord, the parties shall submit such dispute to arbitration conducted by the American Arbitration Association in the Raleigh/Durham area in accordance with the “Expedited Procedures” of its Commercial Arbitration Rules in which case Tenant shall not withhold Base Rent unless and until Tenant prevails in such arbitration and the arbitrator concludes that Tenant has the right to exercise such offset right and determines the amount owed to Tenant by Landlord, if any. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.
(g)    Tenant Improvement Progress Reports. On or before the 10th day of each calendar month during the course of design and construction of the Tenant Improvements, Tenant shall deliver to Landlord a Tenant Improvement progress report in the form of Schedule 4 completed to provide all of the most up-to-date information regarding Tenant’s progress with respect the design and construction of the Tenant Improvements.
6.    Miscellaneous.
(a)    Delays. As used herein and in the Lease, the term “Landlord Delay” shall mean (i) an actual delay in the Substantial Completion of the Tenant Improvements or the Warm Shell Improvements resulting directly from Landlord’s failure to approve or disapprove (pursuant to the terms of this Work Letter) any item requiring Landlord’s approval or disapproval within the time period provided for such approval or disapproval in this Work Letter, (ii) any material disruption to or interference in breach of this Work Letter with the design and/or construction of the Tenant Improvements or the Warm Shell Improvements caused by Landlord’s employees, agents, contractors or Landlord Representatives that is not cured within one (1) business day after Landlord’s receipt of written notice thereof from Tenant, (iii) Landlord’s failure to provide Tenant with any reasonably requested information required from Landlord within the Landlord’s control in accordance with the terms hereof or otherwise for the normal progression of Tenant’s design, permitting and construction of the Tenant Improvements or the Warm Shell Improvements, or (iv) any other delay caused by Landlord or any Landlord Representatives in connection with the design, permitting or construction of the Tenant Improvements or the Warm Shell Improvements that actually causes a delay in the date that the Tenant Improvements or the Warm Shell Improvements would have been Substantially Complete but for such delay. As used herein and in the Lease, the term “Tenant Delay” shall mean (w) an actual delay with respect to any of Landlord’s Work resulting directly from any material disruption to or interference with the design and/or construction of Landlord’s Work caused by Tenant’s employees, agents, contractors or Tenant’s Representatives that is not cured within

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 9
one (1) business day after Tenant’s receipt of written notice thereof from Landlord, (x) any delay caused by Tenant or any Tenant Parties in connection with the design, permitting or construction of the Landlord’s Work that actually causes a delay in the date that the substantial completion of Landlord’s Work would have otherwise occurred but for such delay; (y) delays to Landlord’s Work arising from Changes or Change Requests, and/or (z) delays to Landlord’s Work arising from Tenant’s failure to provide Landlord with any information required from Tenant for the normal progression of Landlord’s design, permitting and construction of Landlord’s Work. The Rent Commencement Date shall be delayed 1 day for each day of Landlord Delay. Any delay in the substantial completion of any component of Landlord’s Work resulting from a Tenant Delay shall result in a day-for-day extension of the completion date for such component of Landlord’s Work provided for on Landlord’s Work Schedule.
(b)    Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.
(c)    Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(d)    No Default Funding. In no event shall Landlord have any obligation to fund any portion of the TI Allowance during any period that Tenant is in Default under the Lease. If a Default occurs under Section 20(a) through (f) of the Lease at any time prior to the Substantial Completion of the Tenant Improvements then, notwithstanding anything to the contrary contained in the Lease, Landlord may require Tenant to pay for any Excess TI Costs and/or Excess Warm Shell Costs prior to funding any additional portion of the TI Allowance.
7.    COVID-19 Conditions. Tenant shall require the TI Architect and the TI General Contractor to reasonably comply with the requirements set forth in this Section 7 (and require TI General Contractor, in turn, to require any consultants, contractors, subcontractors and all other service and materials providers under the purview of the TI General Contractor entering the Project during the construction of the Tenant Improvements and the Warm Shell Improvements to perform services or provide materials in connection with the Tenant Improvements and the Warm Shell Improvements (each such party, a “Tenant Improvement Contractor Party”) to comply with the same). Landlord shall require any contractors entering on the Project to perform Landlord’s Work to also comply with the terms of this Section 7.
(a)    Pre-Screening Measures. Prior to each entry onto the Project by TI General Contractor or any Tenant Improvement Contractor Party, TI General Contractor shall pre-screen each employee of TI General Contractor and each employee of each Tenant Improvement Contractor Party for COVID-19 using applicable criteria recommended by the Centers for Disease Control and Prevention (“CDC”) and applicable Governmental Authorities. TI General Contractor shall not permit any employee of TI General Contractor or any Tenant Improvement Contractor Party who does not pass the pre-screening to enter onto the Project until such time as allowed following applicable recommendations of the CDC and other applicable Governmental Authorities.
In the event that TI General Contractor learns that, notwithstanding TI General Contractor’s pre-screening, an employee of TI General Contractor or an employee of a Tenant Improvement Contractor Party who did not meet the screening criteria entered the Project (or within the incubation period after such entry such employee has been diagnosed with/tested positive for or presented symptoms consistent with those of COVID-19), Tenant shall immediately notify Landlord. TI General Contractor will inform TI General Contractor of the areas of the Project accessed by such employee and approximate date/time of access, but Tenant shall not be required to collect or to provide Landlord with any personally identifying information or health information of any such employee.

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 10
By way of example, the pre-screening for COVID-19 shall include both a temperature check of each employee and having each employee actively confirm the information listed below. TI General Contractor shall not permit any of its employees or any employee of any Tenant Improvement Contractor Party to enter the Project unless, no earlier than the morning of such entry:
(i)    The employee had a temperature of less than 100.4°F or any more stringent applicable temperature threshold used by state or local Governmental Authorities in the jurisdiction where the Project is located; and
(ii)    The employee answered “no” to each of the following questions:*
a.    Have you experienced any of the following symptoms in the past 48 hours: fever or chills, cough, shortness of breath or difficulty breathing, fatigue, muscles or body aches, headache, new loss or taste or smell, sore throat, congestion or runny notice, nausea or vomiting or diarrhea? Note: TI General Contractor must review the CDC website regularly for updates to symptoms and ask this question based on then current CDC guidance regarding COVID-19 symptoms.
b.    Within the past 14 days, have you been in close physical contact (6 feet or closer for at least 15 minutes) with a person who is known to have laboratory-confirmed COVID-19 or with anyone who has any symptoms consistent with COVID-19?
c.    Are you isolating or quarantining because you may have been exposed to a person with COVID-19 or are worried that you may be sick with COVID-19?
d.    Are you currently waiting on the results of a COVID-19 test?
*Note: It is TI General Contractor’s obligation to reasonably consult with the CDC guidelines, as well as those of state and local Governmental Authorities, and update these questions to reasonably reflect current guidance as to when it is appropriate for employees of TI General Contractor or any Tenant Improvement Contractor Parties to enter the Project. The questions listed above are current as of October 2, 2020.
If an employee of TI General Contractor or any Tenant Improvement Contractor Party fits into any of the categories above, then TI General Contractor shall not permit such employee to enter Project unless or until such employee has met the criteria established by the CDC for being around others (ending home isolation) and returning to work (e.g.: https://www.cdc.gov/coronavirus/2019-ncov/hcp/disposition-in-home-patients.html and https://www.cdc.gov/coronavirus/2019-ncov/if-you-are-sick/end-home-isolation.html).
(b)    TI General Contractor’s Compliance with Applicable Regulations and Guidelines. TI General Contractor shall reasonably comply with and implement (and cause all Tenant Improvement Contractor Parties to comply with and implement) the following procedures to mitigate the spread of COVID-19:
(i)    Industry best practices (and TI General Contractor shall regularly monitor industry best practices); and
(ii)    All officially published guidance and requirements of any applicable state or local Governmental Authorities (and TI General Contractor shall regularly monitor such guidance and requirements); and
(iii)    All officially published guidance and requirements of the Occupational Safety and Health Administration (“OSHA”) (and TI General Contractor shall regularly monitor the OSHA’s website for updates thereto); and

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 11
(iv)    All officially published guidance issued by the CDC (and TI General Contractor shall regularly monitor CDC’s website for updates thereto); and
(v)    During any periods during the design and construction of the Tenant Improvements that Landlord is performing Landlord’s Work, all reasonable policies or procedures adopted by Landlord with respect to the Project from time to time in order to protect the health and physical well-being of others at the Project or intended to limit the spread of COVID-19 including, without limitation, policies and procedures regarding the use of protective personal protective equipment, of which Landlord has notified Tenant.
Landlord shall not have any obligation to notify Tenant, TI General Contractor, or any Tenant Improvement Contractor Party of the existence of any CDC guidance or any modifications thereto.

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 12
Schedule 1

Schedule of Landlord’s Work

Activity ID	Activity Name	OD	RD	Start	Finish
ARE - 14 TW Alexander Deconstruction - TI		61	61	02-Nov-20 A	11-Feb-21
Project Milestones		59	59	16-Nov-20	11-Feb-21
PM.1090	Deconstruction Start - Level 1	0	0	16-Nov-20	
PM.1140	Demolition Complete - Level 1	0	0		18-Dec-20
PM.1160	Demolition Complete - Level 3, Area C	0	0		30-Dec-20
PM.1180	Tenant Ready	0	0		31-Dec-20*
PM.950	Rolling Completion List	0	0		26-Jan-21
PM.1100	DPR Project Close out / Final Completion	0	0		11-Feb-21

2020
2021
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Deconstruction Start - Level 1
Demolition Complete - Level 1
Demolition Complete - Level 3, Area C
Tenant Ready
Rolling Completion List
DPR Project Close out / Final Completion

Scope of Work:

- **Area A (62,000sf)**
  - Safe-Off MEP
  - Ceiling Tile / Wall Removal
  - Mezzanine Demolition
  - Equipment Removal
  - Flooring Removal
  - ACM Removal, Hazardous Materials Survey Remediations, Lead Paint Encapsulation
- **Area B (22,000sf)**
  - Safe-Off MEP
  - Ceiling Tile / Wall Removal
  - Equipment Removal
  - Flooring Removal
  - ACM Removal, Hazardous Materials Survey Remediations, Lead Paint Encapsulation
- **Area C (27,000sf)**
  - Safe-Off MEP
  - Ceiling Tile / Wall Removal
  - Equipment Removal
  - Flooring Removal
  - ACM Removal, Hazardous Materials Survey Remediations, Lead Paint Encapsulation

DPR CONSTRUCTION

D5-C20###-##-23 ARE - 14 TW Alexander Deconstruction - TI

Page 1 of 1
Print Date: 13-Nov-20
Print Time: 10:14
Data Date: 12-Nov-20
Baseline:

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 13
Schedule 2

Warm Shell Improvements
1. The replacement, as reflected in the TI Construction Drawings approved by Landlord, of the existing HVAC systems serving the Building, including the air handling units and HVAC distribution and associated mechanical systems as required by Tenant with respect to its operations at the Premises.

2. Procure new chillers and boilers to be installed by Landlord as part of Landlord’s Work

3. The replacement, as reflected in the TI Construction Drawings approved by Landlord, of the existing electrical systems serving the Building with electrical systems designed to provide the electrical power as required by Tenant with respect to its operations at the Premises.

4. The replacement, as reflected in the TI Construction Drawings approved by Landlord, of the existing plumbing systems serving the Building as required by Tenant with respect to its operations at the Premises.

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 14
Schedule 3

Landlord’s Work
1. Demolish the ceiling in the Building and all interior improvements located in the Building below the ceiling as of the date of the Lease including, without limitation, the removal of the ceiling and all components attached to the ceiling other than existing fixtures and lighting integrated as part of the ceiling.

2. Remove the emergency generator serving the Building as of the date of the Lease.

3. Following the completion of any Tenant Improvements that require Tenant to perform roof penetration, replace the existing roofing of the Building.

4. Remove the boilers and chillers serving the Building as of the date of the Lease.

5. The remediation, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of the ACMs in the Building pursuant to the Asbestos Abatement Proposal.

6. The remediation, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of the lead-based paint existing in the Building as of the date of the Lease, as follows: (a) the removal of door frames in which lead-based paint has been identified, and (b) with respect to lead-based paint which has been identified on handrails located within the Building, (i) scraping deteriorated paint as well as any other surface preparation activities deemed necessary by Landlord, in its reasonable discretion taking into account the recommendations of Froehling & Roberston, Inc., prior to repainting; and (ii) once the surface is prepared, stabilized the subject handrail with an appropriate surface treatment (i.e., commercially available lead encapsulant coatings, lead barrier compounds, etc.) designed for encapsulating lead-based paint.

7. Install the replacement chillers and boilers procured by Tenant as part of the Warm Shell Improvements pursuant to a budget and schedule mutually agreed upon by the parties.

Work Letter = Tenant Build	14 TW Alexander/Adverum - Page 15
Schedule 4

Tenant Improvement Progress Report

Project Address: _____________________________
Certification Period: ______________
1. Original Project Budget    $__________________
2. Net change by Change Orders/Update to budget    $__________________
3. Current budget to date (Line 1 ± 2)    $__________________
4. Total costs incurred to date    $__________________
5. Remaining balance to budget (Line 3 less Line 4)    $__________________

Certification signature: ______________________

14 TW Alexander/Adverum - Page 1
EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE
This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”), and is attached to and made a part of the Lease dated ______________, _____ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, the Rent Commencement Date is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.
IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

ADVERUM NC, LLC,
a Delaware limited liability company

By:	____________________________________
Its:	____________________________________

☐ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-NC REGION NO. 21, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By: _________________________________
Its: _________________________________

Rules and Regulations	14 TW Alexander/Adverum - Page 1
EXHIBIT E TO LEASE
Rules and Regulations
1.    The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
2.    Except as otherwise expressly set forth in the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.    Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
4.    Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
5.    If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
6.    Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease as part of the Tenant Improvements or as a future Alteration. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited (except as reasonably related to the Permitted Use). Explosives or other articles deemed extra hazardous shall not be brought into the Project.
7.    Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
8.    Tenant shall use reasonable efforts to maintain the Premises free from rodents, insects and other pests.
9.    Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
10.    Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
11.    Tenant shall give Landlord prompt notice of any known defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
12.    Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles (except for operational vehicles necessary and actively used for

Rules and Regulations	14 TW Alexander/Adverum - Page 2
Tenant’s business), or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
13.    All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.
14.    No auction, public or private, will be permitted on the Premises or the Project.
15.    No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
16.    The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, outdoor grills, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an areas designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
17.    Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
18.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
19.    Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises (for the Permitted Use) and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
20.    Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.
21.    Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project that could identify the Project or the name of the Project, or that identify Landlord or any other tenants or any affiliates of Landlord or any other tenants. The foregoing is not meant to prohibit individual employees from taking and disseminating photos of themselves or other people within the Premises or at the Project so long as neither the Building nor any proprietary information, equipment or improvements of Landlord are included within such photos.
22.    Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Agencies, and will reasonably implement the practices and procedures suggested thereby, as well as industry standard best practices, in an attempt to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.
23.    Landlord shall have the right, provided that such requirements do not contravene applicable Legal Requirements and do not unreasonably interfere with Tenant’s business, to (a) require

Rules and Regulations	14 TW Alexander/Adverum - Page 3
tenants to implement and enforce reasonable screening and tracking protocols intended to identify and track the activity at the Project of employees, agents, contractors and visitors seeking access to or accessing the Premises and or the Project exhibiting flu-like symptoms or symptoms consistent with those associated with any currently known or unknown Infectious Conditions including, without limitation, COVID-19 (collectively, “Symptoms”), (b) require tenant employees, agents, contractors and visitors to comply with reasonable screening and tracking protocols implemented by Landlord, Landlord’s property manager and/or any operator of Project Amenities, intended to identify and track the activity at the Project of individuals seeking access to or accessing the Premises or the Project (including the Project Amenities) exhibiting Symptoms known to have arisen from an Infectious Condition, (c) require tenants to implement and enforce reasonable protocols to prohibit individuals exhibiting Symptoms known to have arisen from an Infectious Condition, from accessing the Premises and/or the Project, (d) require tenants to promptly report to Landlord incidences of (i) tenant employees, agents, contractors and visitors accessing the Premises or any portion of the Project while exhibiting Symptoms arising from an Infectious Condition, and/or (ii) tenant employees, agents, contractors and visitors known to have accessed the Premises or the Project being diagnosed with an Infectious Condition including, without limitation, COVID-19.
24.    Landlord may exclude or expel from the Project any person that has Symptoms associated with any currently known or unknown Infectious Condition including, without limitation, COVID-19.
25.    Notwithstanding anything to the contrary contained herein, if, at any time during the Term, Landlord becomes aware that any Tenant Party exhibiting Symptoms and/or diagnosed with an Infectious Condition had access to the Premises or any portion of the Project (including, without limitation, the Project Amenities), Tenant shall be responsible for any costs incurred by Landlord to perform additional or deep cleaning of the Premises and/or the Common Areas of the Project or to take other measures deemed reasonably necessary or prudent by Landlord which are intended to limit the spread of such Infectious Condition due to such Tenant Party’s presence at the Project.

14 TW Alexander/Adverum - Page 1
EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY
None.

14 TW Alexander/Adverum - Page 1
EXHIBIT G TO LEASE
MAINTENANCE OBLIGATIONS

MAINTENANCE RESPONSIBILITIES: SINGLE-TENANT	TENANT	LANDLORD
EXTERIOR/SITE
Pest Control- Exterior	X
Building Repairs and Maintenance		X
Landscaping		X
Landscape irrigation		X
Snow/Ice Removal		X
Parking Lot/Deck Lighting		X
Exterior monument and footpath lighting		X
Project Security- Guard Service	X
Exterior window washing		X
Roof repairs and annual inspections		X
Loading Dock	X
Domestic backflow preventer certification- Industrial/Domestic		X
Domestic backflow preventer certification- Fire		X
UTILITIES
Water – Domestic	X
Water – Irrigation/Common Areas	X
Gas	X
BUILDING INTERIOR AND SYSTEMS
Janitorial	X
Trash, including recycling, bottle/can/paper	X
Tenant Hazmat/lab waste removal	X
Pest Control- Tenant Premises	X
Elevator		X
Window Washing- Interior		X
Building Management Systems (BMS)	X
Central Lab Equipment:
Vac/Compressed Air (if applicable)	X
RO/DI System (if applicable)	X
PH System Neutralization Tanks (if applicable)	X
Point of Use and Lab Gases	X
Emergency Showers/Eyewash Stations	X
Cold rooms and Environmental Chambers (if applicable)	X
Fire/Life Safety- Alarm System (and phone lines)		X
Fire Extinguisher Inspection/Certification- Tenant Premises	X
Fire Extinguisher Monthly Inspection- Tenant Premises	X
Fire/Life Safety- Evacuation Planning	X

14 TW Alexander/Adverum - Page 2

Smoke Fire Dampers	X
Security Alarm (if applicable)	X
Security Cameras- Common Area (if applicable)	X
Security Cameras- Tenant Premises (if applicable)	X
Access Control – Tenant Premises	X
Access Control – Common Areas	X
Lighting – Bulbs, Ballasts	X
Building HVAC Equipment	X
Central Utility Plant	X
Plumbing	X
Electrical	X
Acid Neutralization Pits/ Wastewater Monitoring	X
I/R Testing of Electrical Systems	X
Emergency generators and transfer switches	X
Environmental Monitoring	X

14 TW Alexander/Adverum - Page 1
EXHIBIT H TO LEASE
ACLSD PROJECT

14 TW Alexander/Adverum - Page 1
EXHIBIT I TO LEASE
INTENTIONALLY OMITTED

14 TW Alexander/Adverum - Page 1
EXHIBIT J TO LEASE
FORM OF GUARANTY
THIS GUARANTY OF LEASE (“Guaranty”) is made as of January 1, 2021, by ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation (“Guarantor”), in favor of ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), in connection with that certain Lease Agreement dated of even date herewith (the “Lease”) pursuant to which Landlord leases to ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”), the premises located at 14 TW Alexander Drive, Durham, North Carolina (the “Premises”). As a material inducement to and in consideration of Landlord’s entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty, Guarantor does hereby agree with Landlord as follows:
1.    Guarantor does hereby unconditionally guarantee, without deduction by reason of set off, defense or counterclaim, as a primary obligor and not as a surety, and promises to perform and be liable for any and all obligations and liabilities of Tenant under the terms of the Lease, including without implied limitation the Tenant’s obligation to pay such rents, charges, costs and impositions as are set forth in the Lease. Guarantor further agrees to defend with counsel acceptable to Landlord, and to indemnify and save Landlord harmless from and against any and all loss, cost, damage or liability arising out of any breach by Tenant of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Tenant under the Lease or heretofore or hereafter made to Landlord, including reasonable attorneys’ fees and any other costs incurred by Landlord in connection therewith.
2.    The undertakings contained in this Guaranty shall be the personal liability of Guarantor. Guarantor acknowledges that after any event of default by Tenant in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Landlord shall be entitled to look to Guarantor for the performance of the obligations of Tenant which Guarantor has guaranteed, without first commencing any action or proceedings against Tenant, and likewise, enforcement of Landlord’s rights against Tenant shall not impair the right of Landlord to enforce this Guaranty, and any such action by Landlord shall not operate as a release of the liability of Guarantor under this Guaranty. The guaranteed obligations include both payment and performance. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until all amounts due pursuant to the Lease have been paid in full and all of Tenant’s obligations thereunder have been performed in full.
3.    If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease on Tenant’s part to be kept performed or observed, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant.
4.    The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease on Tenant’s part to be performed or observed, regardless of whether Guarantor consents thereto or receives notice thereof.
5.    The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause other than as provided under the Lease whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies

14 TW Alexander/Adverum - Page 2
reserved under the Lease or by law; or (h) any termination of the Lease, other than as provided under the Lease.
6.    Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time for, or by any partial or complete waiver of the performance of any of Tenant’s obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension or modification in or to the Lease, or by any release or waiver of any term, covenant or condition of the Lease, or by any delay in the enforcement of any rights against Tenant, Guarantor or any other person or entity under the Lease. Without limitation, Guarantor agrees that the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Landlord without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Tenant under the Lease and waives presentment, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Landlord against, and any other notice to, any party liable thereon and waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Tenant to preserve the enforceability of all instruments hereby guaranteed, as modified with Landlord’s consent, and to cause Tenant to refrain from any act or omission which might be the basis for a claim that Guarantor has any defense to Guarantor’s obligations hereunder, exclusive only of the defense that Tenant has fully and timely paid and performed all obligations hereby guaranteed. No invalidity, irregularity or unenforceability of all or any part of such obligations or of any security therefor and no insolvency, bankruptcy, liquidation proceeding or dissolution affecting Tenant or Guarantor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantor hereunder is primary and unconditional and shall not be subject to any offset, defense (other than the defense of full and timely payment and performance) or counterclaim of Guarantor. This is a continuing guaranty.
7.    Guarantor represents that this Guaranty, and the Lease hereby guaranteed, as originally delivered and as modified, amended or supplemented, have been duly authorized and are the legal, valid and binding obligations of Guarantor and Tenant, enforceable in accordance with their respective terms, and Guarantor further agrees that no invalidity of any term shall affect or impair Guarantor’s liability under this Guaranty.
8.    This instrument is intended to be fully effective in accordance with its terms notwithstanding any exculpatory provisions inconsistent herewith contained in the Lease.
9.    Guarantor further agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold.
10.    Until all of Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or actions of performance by Guarantor under this Guaranty; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises. Furthermore, from and after the occurrence of any default by Tenant in the performance of any term, condition, covenant or obligation under the Lease, Guarantor agrees that it will not accept or receive any dividend, payment or reimbursement from Tenant, including any payment on account of any indebtedness from Tenant to Guarantor, and that if Guarantor does then receive any such dividend, payment or reimbursement the same shall be held in trust for Landlord and forthwith will be turned over to Landlord in the form received.

14 TW Alexander/Adverum - Page 3
11.    The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.
12.    This Guaranty applies to, inures to the benefit of and binds all parties hereto, and their successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.
13.    If not publicly available to Landlord, Guarantor shall deliver to Landlord Guarantor’s most recent financial statements within 10 business days after written request from Landlord (but in no event more than 2 times per calendar year). If such financial statements have been audited, Guarantor shall deliver audited financial statements. The financial statements shall be prepared in accordance with generally accepted accounting principles and shall be true and correct in all material respects.
14.    If Landlord desires to sell, finance or refinance the Premises, or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Landlord such financial statements of Guarantor as may be reasonably required by such lender or buyer. Such statements shall include the past three (3) years’ financial statements of Guarantor. All such financial statements shall be received by Landlord in confidence and shall be used only for the foregoing purposes.
15.    If claim is ever made upon Landlord for repayment of any amount or amounts received by Landlord in payment of the obligations under the Lease and Landlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the termination of the Lease, Guarantor shall be and remain liable to Landlord for the amount so repaid.
16.    This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer of Landlord.
17.    When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.
18.    Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.
19.    Guarantor represents that the person signing below is duly authorized to execute this Guaranty on behalf of Guarantor and to bind Guarantor hereby.
20.    The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.
21.    If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action.
22.    Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of North Carolina.
23.    The term “Landlord” whenever used herein refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of

14 TW Alexander/Adverum - Page 4
any assignee of such Lease or any part thereof whether by assignment or otherwise. The term “Tenant” whenever used herein refers to and means the Tenant in the foregoing Lease specifically named and also any assignee of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.
24.    Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

If to Landlord	ARE-NC REGION NO. 21 LLC
c/o Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, CA 91101
Re: 14 TW Alexander
Attention: Corporate Secretary

If to Guarantor:	Adverum Biotechnologies, Inc.
800 Saginaw Drive
Redwood City, CA 94063
Attention: Senior Corporate Counsel
Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given of the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.
25.    Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.
26.    Guarantor hereby consents to the jurisdiction of any state or federal court located within the State of North Carolina in any suit, action or proceeding brought under or arising out of this Guaranty (and further agrees not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable), and waives personal service of any and all process upon it and consents that all service of process be made by certified mail directed to Guarantor at the address set forth in this Guaranty.
27.    Guarantor and all beneficial owners of Guarantor are currently (a) in compliance with and shall at all times while this Guaranty remains in effect remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not while this Guaranty remains in effect be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

14 TW Alexander/Adverum - Page 5
IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”
ADVERUM BIOTECHNOLOGIES, INC.,
a Delaware corporation

By: _____________________________________________
Name: ___________________________________________
Title: ____________________________________________

☐ I hereby certify that the signature, name, and title above are my signature, name and title

By: _____________________________________________
Name: ___________________________________________
Title: ____________________________________________
☐ I hereby certify that the signature, name, and title above are my signature, name and title

GUARANTY
THIS GUARANTY OF LEASE (“Guaranty”) is made as of January 8, 2021, by ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation (“Guarantor”), in favor of ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), in connection with that certain Lease Agreement dated of even date herewith (the “Lease”) pursuant to which Landlord leases to ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”), the premises located at 14 TW Alexander Drive, Durham, North Carolina (the “Premises”). As a material inducement to and in consideration of Landlord’s entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty, Guarantor does hereby agree with Landlord as follows:
1.    Guarantor does hereby unconditionally guarantee, without deduction by reason of set off, defense or counterclaim, as a primary obligor and not as a surety, and promises to perform and be liable for any and all obligations and liabilities of Tenant under the terms of the Lease, including without implied limitation the Tenant’s obligation to pay such rents, charges, costs and impositions as are set forth in the Lease. Guarantor further agrees to defend with counsel acceptable to Landlord, and to indemnify and save Landlord harmless from and against any and all loss, cost, damage or liability arising out of any breach by Tenant of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Tenant under the Lease or heretofore or hereafter made to Landlord, including reasonable attorneys’ fees and any other costs incurred by Landlord in connection therewith.
2.    The undertakings contained in this Guaranty shall be the personal liability of Guarantor. Guarantor acknowledges that after any event of default by Tenant in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Landlord shall be entitled to look to Guarantor for the performance of the obligations of Tenant which Guarantor has guaranteed, without first commencing any action or proceedings against Tenant, and likewise, enforcement of Landlord’s rights against Tenant shall not impair the right of Landlord to enforce this Guaranty, and any such action by Landlord shall not operate as a release of the liability of Guarantor under this Guaranty. The guaranteed obligations include both payment and performance. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until all amounts due pursuant to the Lease have been paid in full and all of Tenant’s obligations thereunder have been performed in full.
3.    If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease on Tenant’s part to be kept performed or observed, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant.
4.    The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease on Tenant’s part to be performed or observed, regardless of whether Guarantor consents thereto or receives notice thereof.
5.    The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause other than as provided under the Lease whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease, other than as provided under the Lease.

6.    Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time for, or by any partial or complete waiver of the performance of any of Tenant’s obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension or modification in or to the Lease, or by any release or waiver of any term, covenant or condition of the Lease, or by any delay in the enforcement of any rights against Tenant, Guarantor or any other person or entity under the Lease. Without limitation, Guarantor agrees that the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Landlord without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Tenant under the Lease and waives presentment, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Landlord against, and any other notice to, any party liable thereon and waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Tenant to preserve the enforceability of all instruments hereby guaranteed, as modified with Landlord’s consent, and to cause Tenant to refrain from any act or omission which might be the basis for a claim that Guarantor has any defense to Guarantor’s obligations hereunder, exclusive only of the defense that Tenant has fully and timely paid and performed all obligations hereby guaranteed. No invalidity, irregularity or unenforceability of all or any part of such obligations or of any security therefor and no insolvency, bankruptcy, liquidation proceeding or dissolution affecting Tenant or Guarantor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantor hereunder is primary and unconditional and shall not be subject to any offset, defense (other than the defense of full and timely payment and performance) or counterclaim of Guarantor. This is a continuing guaranty.
7.    Guarantor represents that this Guaranty, and the Lease hereby guaranteed, as originally delivered and as modified, amended or supplemented, have been duly authorized and are the legal, valid and binding obligations of Guarantor and Tenant, enforceable in accordance with their respective terms, and Guarantor further agrees that no invalidity of any term shall affect or impair Guarantor’s liability under this Guaranty.
8.    This instrument is intended to be fully effective in accordance with its terms notwithstanding any exculpatory provisions inconsistent herewith contained in the Lease.
9.    Guarantor further agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold.
10.    Until all of Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or actions of performance by Guarantor under this Guaranty; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises. Furthermore, from and after the occurrence of any default by Tenant in the performance of any term, condition, covenant or obligation under the Lease, Guarantor agrees that it will not accept or receive any dividend, payment or reimbursement from Tenant, including any payment on account of any indebtedness from Tenant to Guarantor, and that if Guarantor does then receive any such dividend, payment or reimbursement the same shall be held in trust for Landlord and forthwith will be turned over to Landlord in the form received.
11.    The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.
12.    This Guaranty applies to, inures to the benefit of and binds all parties hereto, and their successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.
13.    If not publicly available to Landlord, Guarantor shall deliver to Landlord Guarantor’s most recent financial statements within 10 business days after written request from Landlord (but in no event more than 2 times per calendar year). If such financial statements have been audited, Guarantor shall deliver audited financial statements. The financial statements shall be prepared in accordance with generally accepted accounting principles and shall be true and correct in all material respects.
14.    If Landlord desires to sell, finance or refinance the Premises, or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Landlord such financial statements of Guarantor as may be reasonably required by such lender or buyer. Such statements shall include the past three (3) years’ financial statements of Guarantor. All such financial statements shall be received by Landlord in confidence and shall be used only for the foregoing purposes.
15.    If claim is ever made upon Landlord for repayment of any amount or amounts received by Landlord in payment of the obligations under the Lease and Landlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the termination of the Lease, Guarantor shall be and remain liable to Landlord for the amount so repaid.
16.    This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer of Landlord.
17.    When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.
18.    Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.
19.    Guarantor represents that the person signing below is duly authorized to execute this Guaranty on behalf of Guarantor and to bind Guarantor hereby.
20.    The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.
21.    If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action.
22.    Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of North Carolina.
23.    The term “Landlord” whenever used herein refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof whether by assignment or otherwise. The term “Tenant” whenever used herein refers to and means the Tenant in the foregoing Lease specifically named and also any assignee of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.
24.    Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

If to Landlord	ARE-NC REGION NO. 21 LLC
c/o Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, CA 91101
Re: 14 TW Alexander
Attention: Corporate Secretary

If to Guarantor:	Adverum Biotechnologies, Inc.
800 Saginaw Drive
Redwood City, CA 94063
Attention: Senior Corporate Counsel
Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given of the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.
25.    Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.
26.    Guarantor hereby consents to the jurisdiction of any state or federal court located within the State of North Carolina in any suit, action or proceeding brought under or arising out of this Guaranty (and further agrees not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable), and waives personal service of any and all process upon it and consents that all service of process be made by certified mail directed to Guarantor at the address set forth in this Guaranty.
27.    Guarantor and all beneficial owners of Guarantor are currently (a) in compliance with and shall at all times while this Guaranty remains in effect remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not while this Guaranty remains in effect be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”

ADVERUM BIOTECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Leone Patterson
Name:	Leone Patterson
Title:	President

x I hereby certify that the signature, name, and title above are my signature, name and title

By:	/s/ Leone Patterson
Name:	Leone Patterson
Title:	President

x I hereby certify that the signature, name, and title above are my signature, name and title

January 8, 2021

Adverum NC, LLC
800 Saginaw Drive
Redwood City, CA 94063
Attention: Steve Dahl, Senior Director of Facilities

Re:    Adverum NC, LLC
14 TW Alexander Drive, Durham, North Carolina
Dear Mr. Dahl:
Reference is made to that certain Lease Agreement of even date herewith between you, as “Tenant,” and ARE-NC Region No. 21, LLC, a Delaware limited liability company, as “Landlord” (the “Lease”). Initially capitalized terms not specifically defined in this letter agreement are intended to have the meanings set forth for such terms in the Lease.

This letter agreement modifies the definition of “Permitted Use” under the Lease and the terms of Section 7 of the Lease and items 3 and 8 of Exhibit E of the Lease with respect to the meaning of “Permitted Use” under the Lease and shall be considered an integral part of the Lease, notwithstanding any language in the Lease to the contrary.

[[***]]

The parties will make a commercially reasonable effort to keep the subject matter of this letter agreement confidential between them, and will not voluntarily disclose to any person the contents of this letter agreement except (a) as may be required in connection with any legal, administrative or regulatory proceeding or requirement, (b) to Landlord's auditors, attorneys, consultants, lenders, prospective purchasers and other parties who need to know such information in the ordinary course of Landlord’s business, (c) to Tenant’s employees, collaborators, donors, lenders and other parties who need to know such information in the ordinary course of Tenant’s business operations, and (d) to any party receiving an estoppel certificate or other certification as to the documents that constitute the Lease.

By this letter agreement, the parties make no other change to the terms of the Lease with respect to the Permitted Use.

Adverum NC, LLC	CONFIDENTIAL FOR ADDRESSEE ONLY
January 8, 2021	DO NOT COPY OR DISTRIBUTE

    Please acknowledge your agreement to the terms of this letter agreement by countersigning below.

Sincerely,

ARE-NC REGION NO. 21, LLC,
a Delaware limited liability company

By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.
    a Delaware limited partnership,
    managing member

By:    ARE-QRS CORP.,
a Maryland corporation,
general partner

By: /s/ Mark Hikin
Its: Vice President Real Estate

Acknowledged and agreed as of
the date first written above:

ADVERUM NC, LLC,
a Delaware limited liability company

By: /s/ Leone Patterson
Name: Leone Patterson
Its: President

x I hereby certify that the signature, name, and title above are my signature, name and title